UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2026

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2026, CVG National Seating Company, LLC (“Seller”), a subsidiary of Commercial Vehicle Group, Inc. (collectively with its subsidiaries, the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Big Acquisitions LLC, an affiliate of 200 National LLC (collectively, the “200 National”), pursuant to which the parties agreed to consummate a sale and leaseback transaction (the “Sale and Leaseback Transaction”). Under the terms of the Purchase Agreement, Seller agreed to sell that certain property located in Vonore, Tennessee (the “Vonore Property”) for a purchase price of $16,000,000. The Company completed the sale of the Vonore Property on March 27, 2026, and entered into a long-term lease with 200 National (the “Lease”), pursuant to which the Company will lease the Vonore Property from 200 National at an initial annual base rent of approximately $1.4 million for the first year and annual increases of 3.5% thereafter. The Lease will be for a twenty-year term. The closing of the sale of the Vonore Property is expected to provide the Company with net proceeds (after tax and transaction-related costs) of approximately $14.6 million.
On March 27, 2026, the Company used the net proceeds from the Sale and Leaseback Transaction to prepay a portion of its existing term loan facility, thereby reducing the Company’s leverage profile.
A copy of the Purchase Agreement and Lease agreement are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Purchase Agreement and Lease agreement are qualified in their entirety by reference to such exhibit.

Item 7.01    Regulation FD Disclosure.
On April 2, 2026, the Company issued a press release announcing the entry into the agreements referenced under Item 1.01 of this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Purchase Agreement dated March 27, 2026 between CVG National Seating Company, LLC, a subsidiary of Commercial Vehicle Group, Inc., and Big Acquisitions LLC, an affiliate of 200 National LLC.
10.2	CVG National Seating Company, LLC., entered into a long-term lease with 200 National, to lease the Vonore Property from 200 National.
99.1	Press Release dated April 2, 2026.
104	Cover Page Interactive Data File (embedded in the cover page form).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

April 2, 2026	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer